Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE
September 22, 2026

DYNEX CAPITAL, INC. ANNOUNCES
PRICING OF PUBLIC OFFERING OF SERIES D FIXED-RATE CUMULATIVE
REDEEMABLE PREFERRED STOCK
GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) (the “Company”) announced today that it has priced a public offering of 4,800,000 shares of 9.375% Series D Fixed-Rate Cumulative Redeemable Preferred Stock (the "Series D Preferred Stock"),liquidation preference $25.00 per share (the “Series D Preferred Stock”), for total expected gross proceeds of $120 million before underwriting discounts and commissions and offering expenses. The Company has granted the underwriters in the offering a 30-day option to purchase up to an additional 720,000 shares of the Series D Preferred Stock. The offering is subject to customary closing conditions and is expected to close on September 29, 2026. The Company intends to apply to list the Series D Preferred Stock on the New York Stock Exchange under the symbol "DXPRD".
The Company intends to use the net proceeds it receives from the offering to finance the acquisition of Agency and other investment securities and for general corporate purposes.
Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, UBS Investment Bank, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Keefe, Bruyette & Woods, Inc. are acting as the joint book-running managers for the offering.
The offering is being made pursuant to the Company’s existing shelf registration statement on Form S-3, which became effective upon filing with the Securities and Exchange Commission (“SEC”). The offering of these securities will be made only by means of a base prospectus and a related prospectus supplement that should be read prior to investing. Copies of the preliminary prospectus supplement and the accompanying base prospectus related to the offering, and the final prospectus supplement, once available, may be obtained by visiting EDGAR on the SEC website at www.sec.gov or by contacting Morgan Stanley & Co. LLC, toll-free at 1-866-718-1649; J.P. Morgan Securities LLC, collect at 1-212-834-4533; RBC Capital Markets, LLC, toll-free at 1-866-375-6829; UBS Investment Bank, toll-free at 1-833-481-0269; Wells Fargo Securities, LLC, toll-free at 1-800-645-3751; Citigroup Global Markets Inc., toll-free at 1-800-831-9146; Goldman Sachs & Co. LLC, toll-free at 1-866-471-2526; or Keefe, Bruyette & Woods, Inc., toll-free at 1-800-966-1559.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
About Dynex
Dynex Capital, Inc. (NYSE: DX) is a leading internally managed REIT with a long track record of delivering attractive dividends through the disciplined risk management of investments in high-quality mortgage assets backed by U.S. residential and commercial real estate.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not historical facts, including statements relating to the

Exhibit 99.1
proposed offering, the expected gross proceeds from the offering, the anticipated closing date, the listing of the Series D Preferred Stock on the New York Stock Exchange, the Company’s intended use of proceeds from the offering and other statements that use words such as “expect,” “intend,” “may,” “plan,” “will,” “would,” and similar terms, are “forward-looking statements” that involve risks and uncertainties including, but not limited to, general economic and market conditions. For a discussion of other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K and other reports filed with the SEC. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.
Investor Relations Contact
Email: askdx@dynexcapital.com
Phone Number: 804-217-5897